Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282458

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 8, 2024)

Up to $33,586,557

Common Stock

We have entered into an amended and restated sales agreement (the “Sales Agreement”) with Chardan Capital Markets, LLC (“Chardan”), dated as of December 30, 2024, relating to the sale of shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through or to Chardan, acting as our agent, of which $33,586,557 remains available for sale pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “EYEN”. On December 26, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.092 per share.

Sales of the common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Chardan is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Chardan and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Chardan for sales of our common stock will be 3.0% of the gross proceeds of any common stock sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for additional information regarding the compensation to be paid to Chardan. In connection with the sale of the common stock on our behalf, Chardan will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Chardan will be deemed to be underwriting commissions. We have also agreed to provide indemnification and contribution to Chardan with respect to certain liabilities, including liabilities under the Securities Act.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus supplement and future filings.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Chardan

The date of this prospectus supplement is December 30, 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and updates the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information about securities that we may offer from time to time, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus relate to a Registration Statement on Form S-3 (File No. 333-282458) that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Chardan has not, authorized anyone to provide you with information that is different from or in addition to that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus filed by us with the SEC. Neither we nor Chardan takes any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All brand names or trademarks appearing in this prospectus supplement are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus supplement is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

All references in this prospectus supplement to “Eyenovia,” “EYEN,” “the company,” “we,” “us,” “our,” or similar references, refer to Eyenovia, Inc., except where the context otherwise requires or as otherwise indicated.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of the company and this offering, you should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. If you invest in our securities, you are assuming a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 4 of the accompanying prospectus and in the documents incorporated by reference herein and therein.

Overview

We are an ophthalmic technology company commercializing advanced products leveraging our proprietary Optejet topical ophthalmic medication dispensing platform. The Optejet is especially useful in the treatment of chronic front-of-the-eye diseases due to its ease of use, enhanced safety and tolerability, and potential for superior compliance versus standard eye drops. Together, these benefits may combine to produce better treatment options and outcomes for patients and providers. Our current commercial portfolio includes clobetasol propionate ophthalmic suspension, 0.05%, for post-surgical pain and inflammation, and Mydcombi® for mydriasis. We have also secured licensing and development agreements for additional multi-billion-dollar indications where the Optejet may be advantageous, including dry eye.

The ergonomic and functional design of the Optejet allows for horizontal drug delivery and eliminates the need to tilt the head back or the manual dexterity to squeeze a bottle to administer medications. Drug is delivered in a microscopic array of droplets faster than the blink reflex to help ensure instillation success. The precise delivery of a low-volume columnar spray by the Optejet device minimizes contamination risk with a non-protruding nozzle and self-closing shutter. In clinical trials, the Optejet has demonstrated that its targeted delivery achieves a high rate of successful administration, with 98% of sprays being accurately delivered upon first attempt compared to the established rate reported with traditional eye drops of approximately 50%.

A more physiologically appropriate volume of medication in the range of seven to nine microliters is delivered by the Optejet, which is approximately one-fifth of the 35 to 50 microliter dose typically delivered in a single eye drop. Lower volume of medication exposes the ocular surface to less active ingredient and preservatives, potentially reducing ocular stress and surface damage and improving tolerability. The lower volume also minimizes the potential for drug to enter systemic circulation, with the goal of avoiding some common side effects that are related to overdosing of the eye.

Mydcombi is the only U.S. Food and Drug Administration (the “FDA”)-approved fixed combination of the two leading mydriatic agents, tropicamide and phenylephrine, in the United States. As an ophthalmic spray delivered with Optejet technology, Mydcombi may present a number of benefits for ophthalmic surgical centers, optometric and ophthalmic offices and patients. Those benefits may include improved cost-effectiveness in centers that employ single-use bottles for mydriasis, more efficient use of office time and resources, and an overall improved doctor-patient experience. We have begun the commercialization of Mydcombi, with the first commercial sale of the product occurring on August 3, 2023 as part of a targeted launch, and expanded our launch with the hiring and onboarding of ten sales representatives through September 30, 2024. We received FDA approval for our primary Mydcombi manufacturing facility in February 2024, which we believe will allow us to expand and continue to build our manufacturing operations. On July 24, 2024, we received written comments from the FDA outlining the design of a clinical bridging study to transition Mydcombi into our new Gen-2 Optejet device, which has a significantly lower cost to manufacture than the currently approved product.

On November 15, 2024, we announced an independent review of the clinical results of the three-year efficacy and safety data from the MicroPine Phase 3 CHAPERONE study conducted by a Data Monitoring Committee (“DMC”). MicroPine is Eyenovia’s proprietary drug-device combination of low-dose atropine and the Company’s Optejet platform. The DMC, made up of independent ophthalmologists and optometrists who specialize in pediatric myopia as well as a statistician, reviewed the safety and efficacy data from all evaluable patients. After the completion of three years of therapy for myopia with MicroPine, statistical superiority was not observed in at least one of the active dose arms compared with placebo, which was the primary efficacy endpoint of the trial. There were no safety issues or serious adverse events identified.

On November 22, 2024, we entered into the First Amendment (the “First Amendment”) to the Supplement to that certain Loan and Security Agreement, dated November 22, 2022 (the “Loan and Security Agreement”) with Avenue Capital Management II, L.P., as administrative agent and collateral agent, Avenue Venture Opportunities Fund, L.P., as a lender and Avenue Venture Opportunities Fund II, L.P., as a lender (together, the “Lenders”). Pursuant to the First Amendment, the Lenders agreed to defer principal and interest payments on amounts outstanding until the end of February 2025. Deferred interest will accrue on the outstanding principal amount at the Interest Rate (as defined herein).

Corporate Information

We were organized as a corporation under the laws of the State of Florida on March 12, 2014 under the name “PGP Holdings V, Inc.” On May 5, 2014, we changed our name to Eyenovia, Inc. On October 6, 2014, we reincorporated in the State of Delaware by merging into Eyenovia, Inc., a Delaware corporation. Our principal executive office is located at 295 Madison Avenue, Suite 2400, New York, NY 10017, and our telephone number is (833) 393-6684. We maintain a website at http://www.eyenovia.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $33,586,557.
Common stock to be outstanding after this offering	Up to 485,581,425 shares, assuming sales of 365,071,271 shares of common stock are made in this offering at an offering price of $0.092 per share, which was the last reported sale price of shares of our common stock on the Nasdaq Capital Market (“Nasdaq”) on December 26, 2024. The actual number of shares that may be issued will vary depending on the sales price under this offering. This information is illustrative only and we will not offer and sell shares that would result in a number of outstanding shares that exceeds our total authorized shares of common stock, which is 300,000,000 as of the date of this prospectus supplement.
Manner of offering	“At the market” offering that may be made from time to time on the Nasdaq or other existing trading market for shares of our common stock through or to Chardan. See the section entitled “Plan of Distribution” on page S-12 of this prospectus supplement.
Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include the partial repayment of amounts outstanding under the Loan and Security Agreement, and, to the extent possible, advancement of our next generation Optejet device, commercialization activities for Mydcombi and clobetasol propionate, and the exploration and pursuit of strategic alternatives. See the section titled “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
The Nasdaq Capital Market symbol	Our shares of common stock are traded on the Nasdaq under the symbol “EYEN”.

The number of shares of common stock outstanding immediately after this offering is based on 120,510,154 shares of common stock outstanding as of September 30, 2024 on a pro forma basis, which includes 86,375,958 shares of common stock outstanding as of September 30, 2024 (actual) and (i) 12,232,463 shares of common stock issued in connection with the exercise of outstanding pre-funded warrants after September 30, 2024, (ii) 1,901,733 shares of common stock issued to the Lenders in connection with the First Amendment after September 30, 2024 and (iii) 20,000,000 shares of common stock issued in registered direct offerings after September 30, 2024.

This number excludes:

•	6,695,042 shares of our common stock underlying outstanding options to purchase common stock under our 2014 Equity Incentive Plan, as amended (the “2014 Plan”) and our Amended and Restated 2018 Omnibus Stock Incentive Plan (the “2018 Plan”) with a weighted average exercise price of $2.59 per share as of September 30, 2024;
•	610,650 shares of our common stock issuable in connection with restricted stock units under the 2014 Plan and the 2018 Plan as of September 30, 2024;
•	496,858 shares of our common stock reserved for future issuance under the 2014 Plan and the 2018 Plan as of September 30, 2024;
•	2,327,747 shares of our common stock issuable upon conversion of outstanding convertible notes as of September 30, 2024; and
•	warrants to purchase 28,947,744 shares of our common stock, with a weighted average exercise price of $0.67 per share as of September 30, 2024.

Unless otherwise noted, the information in this prospectus supplement reflects and assumes no exercise of outstanding options or warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties, as well as other information, in this prospectus supplement and the accompanying prospectus, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Amendment No. 1 thereto, which is incorporated herein by reference, and as updated by any other document that we subsequently file with the SEC and that are incorporated by reference into this prospectus supplement and the accompanying prospectus. The risks set forth in this prospectus supplement and the accompanying prospectus and incorporated herein and therein by reference are those which we believe are the material risks that we face. These risks are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to This Offering

If you purchase shares of common stock in this offering, you will experience immediate and substantial dilution.

The offering price per share of common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming the sale of an aggregate of 365,071,271 shares of our common stock at a price of $0.092 per share, the last reported sale price of our common stock on the Nasdaq on December 26, 2024, if you purchase shares of common stock in this offering, you would experience immediate dilution of $0.027 per share, representing the difference between the price paid in this offering per share and our pro forma as adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering. This information is illustrative only and we will not offer and sell shares that would result in a number of outstanding shares that exceeds our total authorized amount of shares of common stock, which is 300,000,000 as of the date of this prospectus supplement. The exercise of outstanding stock options and warrants will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock in a negative manner, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We will be required to raise additional capital, which may include issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect your investment in our company, the market price of shares of our common stock and our business.

We will require additional financing to fund future operations. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our then current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our then existing securityholders, which could adversely affect the market price of our common stock and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of our then existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our securities.

We currently do not satisfy Nasdaq’s minimum stock price requirement. In addition, as previously announced, on December 12, 2024, the Company received a letter from Nasdaq notifying the Company that, as of December 11, 2024, the common stock had a closing bid price of $0.10 or less for 10 consecutive trading days As a result, Nasdaq has determined to delist the Company’s securities from the Nasdaq Capital Market. The Company has appealed Nasdaq’s determination before a panel (the “Hearings Panel”). The hearing request will stay the suspension of the trading of the Company’s common stock pending the decision of the Hearings Panel.

If we are unable to cure these deficiencies, or if we fail to satisfy any other continued listing requirements of Nasdaq, our securities could be delisted from Nasdaq. Such a delisting would likely have a negative effect on the price of our securities and would impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum stock price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue and sell shares of our common stock for aggregate gross proceeds of up to $33,586,557 from time to time in connection with this offering. The actual number of shares of common stock that may be issued and sold in this offering, as well as the timing of any such sales, will depend on a number of factors, including, among others, the prices at which any shares are actually sold in this offering (which may be influenced by market conditions, the trading price of our common stock and other factors) and our determinations as to the appropriate timing, sources and amounts of funding we need. The issuance and sale from time to time of these new shares of common stock, or the mere fact that we are able to issue and sell these shares in this offering, could cause the market price of our common stock to decline.

It is not possible to predict the actual number of shares of common stock we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Chardan at any time throughout the term of the Sales Agreement. The number of shares that are sold through Chardan after the delivery of a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Chardan in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at-the-market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. See “Use of Proceeds” on page S-10 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Risks Relating to Our Financial Position and Need for Additional Capital

We will need to raise additional capital beyond this offering in the future to remain a going concern, which may not be available on acceptable terms, or at all.

We require significant capital resources in order to continue to operate our business and conduct our exploration of strategic alternatives, and our limited liquidity could materially and adversely affect our business operations. As of December 26, 2024, we had cash and cash equivalents of $2.2 million and owed $10.1 million in principal and accrued interest under the Loan and Security Agreement. As of September 30, 2024, we had an accumulated deficit of approximately $175.4 million. We expect to continue to incur cash outflows from operations for the near future. These circumstances raise substantial doubt about our ability to continue as a going concern for at least one year from the third quarter of 2024. Implementation of our plans and our ability to continue as a going concern will depend on many factors, including our ability to successfully commercialize our products and services, competing technological and market developments, and the need to enter into collaborations with other companies.

Also, it is very difficult to project our current monthly cash burn rate given the transitional status of the Company and this estimate may prove inaccurate and we may expend our limited resources sooner. Any such required additional capital may not be available on reasonable terms, if at all, due to a variety of factors, including uncertainty about the future direction of the Company, as well as broader conditions in the economy and capital markets, including recent volatility caused by inflation, questions about bank stability and other factors. If we are unsuccessful in our operations to secure additional financing, or if any such incremental financing is not sufficient to fund our operations, we may be required to take additional measures to reduce costs in order to conserve our cash or to pursue strategic transactions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our need to raise additional money to fund our operations for the next twelve months as a going concern;
•	our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;
•	our expectations related to the use of proceeds from our financings, including this offering;
•	the production and commercialization of Mydcombi and clobetasol propionate;
•	reliance on third parties to develop and commercialize Mydcombi and clobetasol propionate;
•	our and our partners’ ability to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for Mydcombi and clobetasol propionate;
•	our estimates regarding the potential market opportunities for Mydcombi and clobetasol propionate;
•	the potential advantages of Mydcombi and clobetasol propionate and platform technology and potential revenues from licensing transactions;
•	the rate and degree of market acceptance and clinical utility of Mydcombi and clobetasol propionate;
•	our intellectual property position;
•	our ability to attract and retain key personnel;
•	the impact of government laws and regulations;
•	our competitive position;
•	developments relating to our competitors and our industry;
•	our ability to maintain and establish collaborations;
•	general or regional economic conditions;
•	changes in U.S. GAAP; and
•	changes in the legal, regulatory and legislative environments in the markets in which we operate, and the impact of these changes on our ability to obtain regulatory approval for our products.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward- looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus supplement and the accompanying prospectus in their entirety, many of these risks under the headings “Risk Factors” on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Amendment No. 1 thereto, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, and as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We may issue and sell up to $33,586,557 of our common stock from time to time pursuant to this prospectus supplement. Because there is no minimum offering amount required to be sold under the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Chardan as a source of financing.

We currently intend to use the net proceeds from the sale of securities in this offering for working capital and general corporate purposes, which may include the repayment of amounts outstanding under the Loan and Security Agreement, and, to the extent possible, advancement of our next generation Optejet device, commercialization activities for Mydcombi and clobetasol propionate, and the exploration and pursuit of strategic alternatives. The Avenue loan bears interest at an annual rate equal to the greater of (a) 7.0% and (b) the prime rate as reported in The Wall Street Journal plus 4.45% (the “Interest Rate”). The maturity date is November 1, 2025. Pursuant to the First Amendment, the Lenders agreed to defer principal and interest payments on amounts outstanding under the Loan and Security Agreement until the end of February 2025. Deferred interest will accrue on the outstanding principal amount at the Interest Rate.

As of the date of this prospectus supplement, we cannot specify with certainty any of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds, if any, from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of common stock paid by the purchasers in this offering and our pro forma as adjusted net tangible book value per share immediately after this offering.

Our historical net tangible book deficit as of September 30, 2024 was approximately $(2.4) million, or $(0.028) per share of common stock. We calculate tangible book value (deficit) per share by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2024.

Our pro forma net tangible book deficit as of September 30, 2024 was approximately $(0.7) million, or $(0.006) per share of common stock. We calculate pro forma net tangible book value (deficit) per share by dividing (a) the sum of (i) our historical net tangible book value, (ii) the proceeds received upon the exercise of outstanding pre-funded warrants after September 30, 2024 and (iii) the proceeds received in connection with registered direct offerings after September 30, 2024 by (b) the sum of (i) the total number of shares of our common stock outstanding as of September 30, 2024, (ii) the 12,232,463 shares of common stock issued in connection with the exercise of outstanding pre-funded warrants after September 30, 2024, (iii) the 1,901,733 shares of common stock issued to the Lenders in connection with the First Amendment and (iv) the 20,000,000 shares of common stock issued in connection with registered direct offerings after September 30, 2024.

After giving effect to the sale by us of shares of our common stock in this offering in the aggregate amount of $33,586,557, at an assumed public offering price of $0.092 per share of common stock, the last reported sale price of our common stock on the Nasdaq on December 26, 2024, and after deducting the fees of Chardan and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $33.1 million, or $0.068 per share. This represents an immediate increase in net tangible book value of $0.062 per share to existing stockholders and immediate dilution of $0.024 per share to new investors in this offering at the offering price. The following table illustrates this dilution on a per share basis. The pro forma as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices. We will not offer and sell shares that would result in a number of outstanding shares that exceeds our total authorized amount of shares of common stock under our Third Amended and Restated Certificate of Incorporation, as amended, which is 300,000,000 shares as of the date of this prospectus supplement.

Assumed offering price per share of common stock		$0.092
Historical net tangible book deficit per share as of September 30, 2024	$(0.028)
Pro forma increase in net tangible book value per share	0.034
Pro forma net tangible book deficit per share as of September 30, 2024	(0.006)
Increase per share attributable to investors in this offering	0.062
Pro forma as adjusted net tangible book value per share after this offering		0.068
Dilution per share to investors in this offering		$0.024

The number of shares of common stock outstanding immediately after this offering is based on 86,375,958 shares of common stock outstanding as of September 30, 2024 (or 120,510,154 shares on a pro forma basis to include (i) 12,232,463 shares of common stock issued in connection with the exercise of outstanding pre-funded warrants after September 30, 2024, (ii) 1,901,733 shares of common stock issued to the Lenders in connection with the First Amendment, and (iii) 20,000,000 shares of common stock issued in registered direct offerings in the fourth quarter of 2024).

This number excludes:

•	6,695,042 shares of our common stock underlying outstanding options to purchase common stock under the 2014 Plan and the 2018 Plan with a weighted average exercise price of $2.59 per share as of September 30, 2024;
•	610,650 shares of our common stock issuable in connection with restricted stock units under the 2014 Plan and the 2018 Plan as of September 30, 2024;
•	496,858 shares of our common stock reserved for future issuance under the 2014 Plan and the 2018 Plan as of September 30, 2024;
•	2,327,747 shares of our common stock issuable upon conversion of outstanding convertible notes as of September 30, 2024; and
•	warrants to purchase 28,947,744 shares of our common stock, with a weighted average exercise price of $0.67 per share as of September 30, 2024.

In addition, the amounts in the table above assume no exercise of outstanding options or warrants.

PLAN OF DISTRIBUTION

We have entered into an Amended and Restated Sales Agreement with Chardan, as acknowledged and agreed by Leerink Partners LLC (“Leerink Partners”), under which we may issue and sell shares of common stock having an aggregate offering price of up to $50,000,000 from time to time through Chardan as our sales agent. The Amended and Restated Sales Agreement amended that certain Sales Agreement, dated December 14, 2021, by and between the Company and Leerink Partners, in order to terminate the appointment of Leerink Partners as sales agent and to appoint Chardan as sales agent. As of the date of this prospectus supplement, an aggregate of $16,413,443 of shares of common stock have been sold pursuant to the original Sales Agreement. Up to $33,586,557 of shares of common stock may be sold pursuant to this prospectus supplement through Chardan as our sales agent. Sales of shares of common stock, if any, under this prospectus supplement will be made at market prices by any method that is deemed to be an “at-the-market” offering, as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq or any other trading market for our common stock. If authorized by us in writing, Chardan may purchase shares of our common stock as principal.

Chardan will offer shares of our common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Chardan. We will designate the maximum amount of common stock to be sold through Chardan on a daily basis or otherwise determine such maximum amount together with Chardan. Subject to the terms and conditions of the Sales Agreement, Chardan will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Chardan not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Chardan or we may suspend the offering of shares of our common stock being made through Chardan under the Sales Agreement upon proper notice to the other party. Chardan and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of shares of our common stock pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The aggregate compensation payable to Chardan as sales agent will be an amount equal to 3.0% of the gross proceeds of any shares sold through it pursuant to the Sales Agreement. We have agreed to reimburse Chardan $75,000 of Chardan’s actual outside legal expenses incurred by Chardan in connection with entry into the Sales Agreement. We have also agreed to reimburse Chardan for certain ongoing fees of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions and reimbursable expenses payable to Chardan under the Sales Agreement, will be approximately $112,000.

Chardan will provide written confirmation to us following the close of trading on the Nasdaq on each day in which shares of common stock are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares of common stock sold, the percentage of the daily trading volume and the net proceeds to us.

Settlement for sales of shares of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of common stock sold through Chardan under the Sales Agreement and the net proceeds to us in connection with the sales of shares of common stock during the relevant period.

In connection with the sales of shares of common stock on our behalf, Chardan may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Chardan may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Chardan against certain liabilities, including liabilities under the Securities Act. As sales agent, Chardan will not engage in any transactions that stabilize our common stock.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Covington & Burling LLP, Boston, Massachusetts. Paul Hastings LLP, New York, New York, is representing Chardan in connection with this offering.

EXPERTS

The financial statements of Eyenovia, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements of Eyenovia, Inc. are incorporated in this prospectus supplement by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38365):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on March 18, 2024;

•	Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on April 26, 2024;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 that we filed with the SEC on May 15, 2024, August 14, 2024, and November 12, 2024, respectively;

•	Our Current Reports on Form 8-K that we filed with the SEC on January 16, 2024, April 8, 2024, April 9, 2024, April 10, 2024, May 16, 2024, June 14, 2024, July 1, 2024, July 5, 2024, July 29, 2024, August 22, 2024, September 3, 2024, September 20, 2024, September 30, 2024, November 15, 2024, November 20, 2024, November 25, 2024, November 26, 2024, December 9, 2024, December 13, 2024 and December 30, 2024 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto); and

•	the description of our Common Stock contained in our Registration Statement on Form 8-A filed on January 24, 2018, as updated by the Description of Securities, filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, and including any amendment or report subsequently filed for the purpose of updating such description.

In addition, any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, will be deemed incorporated by reference into this prospectus supplement such future filings updates and supplements the information provided in this prospectus supplement.

You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statement, and other information, if any, we file with or furnish to the SEC free of charge at the SEC’s website (www.sec.gov) or our website (www.eyenovia.com) as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We will furnish without charge to you, on written or oral request, a copy of any filing or report incorporated by reference, including exhibits to the document. You should direct any requests for documents to Eyenovia, Inc., 295 Madison Avenue, Suite 2400, New York, NY 10017, (833) 393-6684, Attention: Corporate Secretary.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Rights

From time to time, we may offer and sell up to $100,000,000 of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and specific terms of the offering, including the amount, price and terms of the applicable offered securities. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the prospectus supplement, including any information incorporated by reference in such prospectus supplement, and any free writing prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any options held by them to purchase additional securities will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “EYEN.” On September 30, 2024, the last reported sale price of our common stock was $0.5166 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 4 of this prospectus, in the documents incorporated by reference into this prospectus, and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 8, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings, up to a total amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement, which will be delivered with this prospectus, that will contain specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under “Where You Can Find More Information.”

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934 (the “Exchange Act”).

We have not authorized anyone to provide you with information that is different from or in addition to that contained or incorporated by reference in this prospectus. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give. We are not making an offer to sell or soliciting an offer to buy our securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

All references in this prospectus to “Eyenovia,” “EYEN,” “the company,” “we,” “us,” “our,” or similar references, refer to Eyenovia, Inc., except where the context otherwise requires or as otherwise indicated.

ABOUT EYENOVIA

Overview

We are an ophthalmic technology company focused on the late-stage development of MicroPine in the multi-billion dollar pediatric progressive myopia market while commercializing Mydcombi™ (tropicamide and phenylephrine HCL ophthalmic spray) for inducing mydriasis for routine diagnostic procedures and in conditions where short term pupil dilation is desired, and clobetasol propionate ophthalmic suspension, for the treatment of post-operative pain and inflammation following ocular surgery. We are also developing the Optejet® delivery system both for use in combination with our own drug-device therapeutic programs and for out-licensing for use in combination with therapeutics for additional indications. Our aim is to improve the delivery of topical ophthalmic medication through the ergonomic design of the Optejet which facilitates ease-of-use and delivery of more physiologically appropriate medication volume, with the goal to reduce side effects and improve tolerability, and introduce digital health technology to improve therapy compliance and ultimately medical outcomes.

The ergonomic and functional design of the Optejet allows for horizontal drug delivery and eliminates the need to tilt the head back or the manual dexterity to squeeze a bottle to administer medications. Drug is delivered in a microscopic array of droplets faster than the blink reflex to help ensure instillation success. The precise delivery of a low-volume columnar spray by the Optejet device minimizes contamination risk with a non-protruding nozzle and self-closing shutter. In clinical trials, the Optejet has demonstrated that its targeted delivery achieves a high rate of successful administration, with 98% of sprays being accurately delivered upon first attempt compared to the established rate reported with traditional eye drops of approximately 50%.

A more physiologically appropriate volume of medication in the range of seven to nine microliters is delivered by the Optejet, which is approximately one-fifth of the 35 to 50 microliter dose typically delivered in a single eye drop. Lower volume of medication exposes the ocular surface to less active ingredient and preservatives, potentially reducing ocular stress and surface damage and improving tolerability. The lower volume also minimizes the potential for drug to enter systemic circulation, with the goal of avoiding some common side effects that are related to overdosing of the eye.

We are developing versions of the Optejet with on-board digital technology that records the date and time of each use. These data may be used to provide reminders via Bluetooth to smart devices and to allow healthcare practitioners to monitor usage. This information can then be used by practitioners and health care systems to measure treatment compliance and improve medical decision making. In this way, the Optejet could serve as an extension of the physician’s office by providing information that is not currently possible to collect except through the use of diaries.

We have also successfully expanded our manufacturing capabilities through a partnership with Coastline International, Inc. located in Tijuana, Mexico, as well as the construction of our new manufacturing facility in Reno, Nevada and the construction of our own fill and finish facility in Redwood City, California. The U.S. Food and Drug Administration (“FDA”) approved the use of both Coastline International, Inc. and our Redwood City facility for the production of Mydcombi cartridges, and the use of our Reno facility for the production of technical elements such as the base unit for the Optejet device.

MicroLine is our investigational pharmacologic treatment for presbyopia, a non-preventable, age-related hardening of the lens, which causes the gradual loss of the eye’s ability to focus on near objects and impairs near visual acuity. We have completed two Phase III studies using our Optejet® device. In these studies, patients reported high satisfaction with using the device, and a strong preference over using an eye dropper bottle. Since completing these studies, the market opportunity has markedly deteriorated, and we have chosen to put this program on hold and reallocate our resources towards larger opportunities. When and if the market improves, we have kept open the option to continue development of MicroLine which would include a meeting with the FDA to review our clinical data to date.

Mydcombi is the only FDA-approved fixed combination of the two leading mydriatic agents, tropicamide and phenylephrine in the United States and our first FDA-approved product. As an ophthalmic spray delivered with Optejet technology, Mydcombi may present a number of benefits for ophthalmic surgical centers, optometric and ophthalmic offices and patients. Those benefits may include improved cost-effectiveness in centers that employ single-use bottles for mydriasis, more efficient use of office time and resources, and an overall improved doctor-patient experience. We have begun the commercialization of Mydcombi, with the first commercial sale of the product occurring on August 3, 2023 as part of a targeted launch, and expanded our launch with the hiring and onboarding of nine sales representatives through August 1, 2024. We received FDA approval for our primary Mydcombi manufacturing facility in February 2024, which we believe will allow us to expand and continue to build our manufacturing operations. On July 24, 2024, we received written comments from the FDA outlining the design of a clinical bridging study to transition Mydcombi into our new Gen-2 Optejet device, which has a significantly lower cost to manufacture than the currently approved product.

We are in active discussions with manufacturers of existing and late-stage ophthalmic medications to explore whether development with the Optejet technology can solve unmet medical and business needs. Some of those business needs could include extension of exclusivity under the Optejet patents, improvement in a drug’s tolerability profile, or potential improvement in treatment compliance.

On August 15, 2023, we entered into a license agreement (the “Formosa License”) with Formosa Pharmaceuticals Inc. (“Formosa”), whereby we acquired the exclusive U.S. rights to commercialize any product related to a novel formulation of clobetasol propionate ophthalmic suspension 0.05% (the “Licensed Product”), which was approved by the FDA for post-operative pain and inflammation after ocular surgery on March 4, 2024. The Formosa License will remain in effect for ten years from the date of the first commercial sale of a Licensed Product, unless earlier terminated. We paid Formosa an upfront payment in an aggregate amount of $2.0 million which consisted of (a) cash in the amount of $1.0 million and (b) 487,805 shares of common stock valued at $1.0 million. We also capitalized $122,945 of transaction costs in connection with the Formosa License. In addition, we must pay Formosa up to $4.0 million upon the achievement of certain development milestones and up to $80.0 million upon the achievement of certain sales milestones. The trigger for the initial $2.0 million development milestone payments was FDA approval of the Licensed Product and the effective date of the acceptance by the Company of the transfer and assignment of the FDA approval, which occurred on March 14, 2024. Based on the achievement of this milestone, we paid Formosa the aggregate amount of $2.0 million, consisting of (a) cash in the amount of $1.0 million on April 26, 2024 and (b) 613,496 shares of common stock (calculated pursuant to the Formosa License at $1.0 million using a five-day volume-weighted average price on March 14, 2024). The remaining $2.0 million development milestone (to be fully paid in cash) was earned and accrued upon FDA approval, but payment will be triggered on the earlier of twelve months after FDA approval of the Licensed Product or six months following the first commercial sale of the Licensed Product.

On July 23, 2024, we entered into a collaboration agreement with Senju Pharmaceutical Co., Ltd. (“Senju”), under which the companies intend to work to develop EYEN-520, a combination of Senju’s corneal epithelial wound healing candidate with our Optejet dispensing technology, as a potential treatment for chronic dry eye disease. The companies anticipate a meeting with the FDA in late 2024, to be followed by execution of a definitive agreement related to the further development of the product and anticipated completion of a Phase 2b study in 2025. If successful, the collaboration agreement could be expanded to bring the product into two Phase 3 studies by 2026.

On August 7, 2024, we entered into a collaboration agreement with Formosa under which the companies intend to work to develop EYEN-530, a combination of Formosa’s clobetasol propionate ophthalmic solution with our Optejet dispensing technology, as a potential treatment for acute dry eye flare-ups. The companies anticipate meeting with the FDA in late 2024, to be followed by execution of a definitive agreement related to further development of the product and anticipated initiation of two Phase 3 studies by 2026.

On September 26, 2024, we announced the U.S. launch and commercial availability of clobetasol propionate ophthalmic suspension 0.05%.

Corporate Information

We were organized as a corporation under the laws of the State of Florida on March 12, 2014 under the name “PGP Holdings V, Inc.” On May 5, 2014, we changed our name to Eyenovia, Inc. On October 6, 2014, we reincorporated in the State of Delaware by merging into Eyenovia, Inc., a Delaware corporation. Our principal executive office is located at 295 Madison Avenue, Suite 2400, New York, NY 10017, and our telephone number is (833) 393-6684. We maintain a website at www.eyenovia.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined under the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and in any of our filings with the SEC that are incorporated by reference herein and therein. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain, and any prospectus supplement or free writing prospectus that we may authorize for use in connection with this offering may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our need to raise additional money to fund our operations for the next twelve months as a going concern;
•	our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;
•	our expectations related to the use of proceeds from our financings, including this offering;
•	risks of our and our licensees’ clinical trials including, but not limited to, the costs, design, initiation and enrollment, timing, progress and results of such trials;
•	the timing and our or our licensees’ ability to submit applications for, obtain and maintain regulatory approval for Mydcombi, clobetasol propionate and our product candidates;
•	the production and commercialization of Mydcombi and clobetasol propionate;
•	reliance on third parties to develop and commercialize Mydcombi, clobetasol propionate and certain of our product candidates;
•	our and our partners’ ability to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for Mydcombi, clobetasol propionate and certain of our product candidates;
•	our estimates regarding the potential market opportunities for Mydcombi, clobetasol propionate and our product candidates;
•	the potential advantages of Mydcombi, clobetasol propionate and our product candidates and platform technology and potential revenues from licensing transactions;
•	the rate and degree of market acceptance and clinical utility of Mydcombi, clobetasol propionate and our product candidates;
•	our intellectual property position;
•	our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;
•	our ability to attract and retain key personnel;
•	the impact of government laws and regulations;
•	our competitive position;
•	developments relating to our competitors and our industry;
•	our ability to maintain and establish collaborations;
•	general or regional economic conditions;
•	changes in U.S. GAAP; and
•	changes in the legal, regulatory and legislative environments in the markets in which we operate, and the impact of these changes on our ability to obtain regulatory approval for our products.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward- looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. More information on factors that could cause actual results to differ materially from those anticipated is included from time to time in our reports filed with the SEC, including, but not limited to, those described in the section titled “Risk Factors” in our Annual Report on Form 10-K for our most recent fiscal year, as updated by our subsequent filings under the Exchange Act, which are incorporated herein by reference, and as may be updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the documents we have filed with the SEC that are incorporated by reference herein and any prospectus supplement or free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, repayment of debt obligations, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade or interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), Second Amended and Restated Bylaws (the “Bylaws”), and applicable provisions of the Delaware General Corporation Law (the “DGCL”). Therefore, you should carefully consider the actual provisions of our Charter and Bylaws as well as relevant portions of the DGCL.

General

Our authorized capital stock consists of (i) 300,000,000 shares of common stock, par value $0.0001 per share, and (ii) 6,000,000 shares of preferred stock, par value $0.0001 per share. As of June 30, 2024, 55,817,921 shares of common stock were outstanding and no shares of preferred stock were outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

Common Stock

Voting Rights and Cumulative Voting

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Our Charter provide that stockholders are not entitled to cumulate votes in the election of directors.

Dividend Rights

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor.

Preemptive Rights; Redemption or Sinking Fund

Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Liquidation Rights

If we liquidate, dissolve or wind up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Listing; Transfer Agent and Registrar

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “EYEN.” The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. Its address is 55 Challenger Road, 2nd Floor, Ridgefield Park, New Jersey 07660.

Warrants

As of September 30, 2024, we had outstanding pre-funded warrants to purchase 65,653 shares of common stock with a nominal ($0.0001) exercise price and other warrants to purchase 28,947,744 shares of our common stock, with a weighted average exercise price of $0.68 per share. Our pre-funded warrants will remain outstanding until exercised in full. Our outstanding warrants will expire no later than the third quarter of 2030.

Preferred Stock

We are authorized, without action by the stockholders, to designate and issue up to an aggregate of 6,000,000 shares of preferred stock, par value $0.0001 per share.

We will fix the voting rights, designations, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to such series that we file pursuant to the DGCL. We will file an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;
•	the number of shares offered;
•	the liquidation preference per share;
•	the purchase price per share;
•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation for dividends;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of such deferral period;
•	the procedures for auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provision for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and
•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or which holders might believe to be in their best interests. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes to the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Some provisions of the DGCL, our Charter and our Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interest, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 6,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our board of directors, president, chief executive officer or such other persons that the board of directors may designate.

Requirements for Advance Notification of Stockholder Nomination. Our Bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or the nominating committee of the board of directors.

Removal of Directors. Our Charter provides that no member of our board of directors may be removed from office by our stockholders except for cause and upon the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class.

Stockholders Not Entitled to Cumulative Voting. Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this law may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum. Our Charter provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Charter or Bylaws; (4) any action to interpret, apply, enforce or determine the validity of our Charter or Bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our Charter is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

The provisions of the DGCL, our Certificate and our Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•	any provisions relating to any security provided for the debt securities;
•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person (if other than Eyenovia) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•	default in the payment of principal of any security of that series at its maturity;
•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Eyenovia and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Eyenovia; and
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith and in compliance with the indenture that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Eyenovia.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the rights being offered, as well as the complete rights agreements that contain the terms of the rights. Specific rights agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each rights agreement relating to rights offered under this prospectus.

If we offer any rights, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the date of determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•	the method by which holders of rights will be entitled to exercise;
•	the conditions to the completion of the offering, if any;
•	the withdrawal, termination and cancellation rights, if any;
•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;
•	whether stockholders are entitled to oversubscription rights, if any;
•	any applicable material U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the public offering price;
•	the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;
•	any delayed delivery arrangements;
•	the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;
•	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;
•	any discounts or concessions allowed or re-allowed or repaid to dealers;
•	estimated offering expenses; and
•	the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

Sales Through Underwriters, Dealers or Agents; Direct Sales

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.

We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market Making, Stabilization and Other Transactions

Each issue of a new series of securities, other than issuances of our common stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on Nasdaq. We can provide no assurance as to whether any of our securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Derivative Transactions and Hedging

We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system, which we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Covington & Burling LLP, Boston, Massachusetts. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Eyenovia, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such financial statements of Eyenovia, Inc. are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.eyenovia.com, through which you can access our SEC filings. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be accessed on the SEC website as noted above in “Where You Can Find More Information.” The documents we are incorporating by reference are :

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that we filed with the SEC on March 18, 2024, as amended by Amendment No. 1, which we filed with the SEC on April 26, 2024;

•	the portions of our definitive proxy statement on Schedule 14A filed on May 3, 2024 that are deemed “filed” with the SEC under the Exchange Act;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024, that we filed with the SEC on May 15, 2024 and August 14, 2024, respectively;

•	our Current Reports on Form 8-K that we filed with the SEC on January 16, 2024, April 8, 2024, April 9, 2024, April 10, 2024, May 16, 2024, June 14, 2024, July 1, 2024, July 5, 2024, July 29, 2024, August 22, 2024, September 3, 2024, September 20, 2024 and September 30, 2024 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto);

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on January 24, 2018, including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-38365.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Eyenovia, Inc.
295 Madison Avenue
Suite 2400
New York, NY 10017
Attn: Corporate Secretary
(917) 289-1117

You may also access these documents on our website, www.eyenovia.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Up to $33,586,557

Common Stock

Prospectus supplement

Chardan

December 30, 2024